_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date  of  Report  (Date  of  earliest  event  reported):   January  19,  2002


                               Cetalon Corporation
                    ________________________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                         _______________________________
                 (State or other jurisdiction of incorporation)


        000-32475                                      84-1408762_
(Commission File Number)                     (IRS Employer Identification No.)



                       1801 Century Park East, Suite 1830
                       Los  Angeles,  California  90067
             (Address  of  principal executive  offices)(Zip  Code)

Registrant's  telephone  number, including area code:  (310) 843-3600


                                    N/A

          (Former name or former address, if changed since last report)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     On January 19, 2002, the Company entered into a Strategic Relationship Agreement with Logic Nutrition, Inc. which results in a restructuring of the Companys management, Board of Directors, and ownership. In accordance with the Strategic Relationship Agreement, Cetalon agreed to issue 6,889,736 shares of its common stock (the Shares) to GentrustFinance S.A. Subsequent to the issuance, the Shares represent approximately 51% of Cetalons outstanding common stock. Elwood Sprenger may be deemed to be the beneficial owner of GentrustFinance S.A.

     As a result of the agreement, the following six individuals were appointed to Cetalons Board of Directors:

     Gregory  Bowers
     Mark  S.  Miller
     Elwood  Sprenger
     Mary  Claire  Quella
     David  Vanderveen
     Gregory  Duncan

In addition, Elwood Sprenger was appointed as Cetalon's Chief Executive Officer.

ITEM  5.  OTHER  INFORMATION

On December 12, 2001, Anthony J.A. Bryan and A. John A. Bryan resigned as officers and directors of the Company.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  businesses  acquired.

     None  required.

(b)  Pro  forma  financial  information.

     None  required.

(c)  Exhibits.

     10.1     Strategic  Relationship  Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     February  7,  2002                    CETALON  CORPORATION



                                   By:/s/Elwood  Sprenger
                                   Elwood  Sprenger
                                   Chief  Executive  Officer